UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2016

TRANSBIOTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 N. Tustin Ave., Suite 225 Santa Ana, CA 92705 (Address of principal executive offices) (zip code)

(714) 667-7139 (Registrant’s telephone number, including area code)

_____________________________________________ (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As detailed in Item 5.02, below, in connection with our appointment of Ivan Braiker as our Interim Chief Executive Officer and Interim Secretary, on September 1, 2016, we granted Mr. Braiker options to purchase 1,500,000 shares of our common stock at an exercise price of $0.0045 per share. The issuance of the options was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was accredited and sophisticated, familiar with our operations, and there was no solicitation.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2016, Charles Bennington resigned from his positions as our President, Chief Financial Officer, and Secretary, but remains on our Board of Directors and as our Chairman of the Board. We are not aware of any disagreements Mr. Bennington had with us required to be disclosed under this Item. We provided Mr. Bennington with a copy of this disclosure in Item 5.02, and provided Mr. Bennington with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in response to this Item 5.02 and, if not, stating the respects in which he does not agree. Mr. Bennington did not supply us with any letter and informed our Board of Directors that he does not have any disagreements with the company or the disclosure herein as it relates to his resignation.

On September 1, 2016, our Board of Directors appointed Ivan Braiker, to the positions of Interim Chief Executive Officer (our Principal Executive Officer) and Interim Secretary of the company, as well as to our Board of Directors. Mr. Braiker is not related to any of our current officers or directors by family or marriage.

Ivan Braiker, age 65, is our Interim Chief Executive Officer, our Interim Secretary and a member of our Board of Directors. Mr. Braiker was Chief Executive Officer of DubLi, Inc. from May 2015 to January 2016. Prior to his position with DubLi, Mr. Braiker was President and Chief Executive Officer of Hipcricket, Inc. from 2004 to 2014. Earlier in his career, Mr. Braiker was President of Steamline Publishing, Inc., where he returned the company to profitability within one year. Prior to Steamline Publishing, Mr. Braiker was President and Chief Operating Officer of New Northwest Broadcasters, LLC, leading the acquisitions of radio stations across the Northwest while doubling cash flow within three years by strategically re-engineering and consolidating 43 stations across eight markets. As President of Satellite Music Network (SMN), he established the first radio network using satellites to distribute live 24-hour programming.

In connection with Mr. Braiker’s appointment, Mr. Braiker entered into a letter agreement with us, under which he will accrue a monthly retainer of $7,500, to be paid only if we successfully close financing of at least $200,000. Additionally, Mr. Braiker was granted options to purchase 1,500,000 shares of our common stock at an exercise price of $0.0045 per share. In the event we are successful in closing financing of at least $200,000, Mr. Braiker will be entitled to options to purchase an additional 1,500,000 shares of our common stock, with an exercise price based on the then-current price of our common stock. Currently, Mr. Braiker is not compensated for his services as a member of our Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransBiotec, Inc.
a Delaware corporation

Dated: September 9, 2016	By:	/s/ Ivan Braiker
Ivan Braiker
	Its:	Chief Executive Officer

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